UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2017

SELECT BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-50400	20-0218264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 W. Cumberland Street, Dunn, North Carolina	28334
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (910) 892-7080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 11, 2017, Select Bancorp, Inc. (the “Registrant”) and its wholly-owned subsidiary, Select Bank & Trust Company (“Select Bank”), entered into an employment agreement with W. Keith Betts. Mr. Betts, age 60, is employed as Executive Vice President and Chief Banking Officer of the Registrant and Select Bank. Mr. Betts was appointed to his current role of Executive Vice President and Chief Banking Officer effective January 1, 2017.

The initial term of Mr. Betts’ employment agreement is three years, and, unless earlier terminated, the employment agreement shall automatically renew on each anniversary of its effective date for an additional one-year term. Under the agreement, Mr. Betts is entitled to receive an annual base salary of $210,000, which the board of directors may increase, but not decrease, unless part of a corporate plan for all similarly situated employees. Mr. Betts may participate in any and all employee benefit programs and compensation plans available to similarly situated employees, including incentive or bonus compensation plans and savings, pension and retirement plans. Mr. Betts has also agreed to confidentiality and noncompetition covenants as a part of his employment agreement.

The Registrant and Select Bank may terminate Mr. Betts’ employment at any time, with or without “Cause,” as defined in the agreement, and Mr. Betts may terminate his employment at any time, provided he gives 60 days written notice to the Registrant and Select Bank. If Mr. Betts terminates his employment, he will be entitled to receive compensation through the effective date of termination, but the Registrant and Select Bank may elect for him to not serve all of the notice period. If Mr. Betts is terminated with Cause, then he will have no further rights to compensation other than unpaid and accrued salary or other vested benefits. If Mr. Betts is terminated without Cause, he will be entitled to the separation benefits set forth in the agreement, including payment of his then-current base salary for the remainder of the employment term. If Mr. Betts’ employment is terminated under certain circumstances following a “Change in Control,” as defined in the employment agreement, then the Registrant will pay Mr. Betts an amount equal to 200% of his “base amount,” as defined in Section 280G(b)(3)(A) of the Internal Revenue Code. This lump sum payment would be instead of, and not in addition to, any separation benefit that he might otherwise be entitled to receive if a termination of employment had occurred other than following a “Change in Control.”

A copy of Mr. Betts’ employment agreement is included as Exhibit 10.1 to this current report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement with W. Keith Betts

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT BANCORP, INC.

Date: January 12, 2017	By:	/s/ William L. Hedgepeth II
William L. Hedgepeth II
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement with W. Keith Betts